                                                                     EXHIBIT 2.1


     The following exhibits and schedules to the Agreement and Plan of Reorganization have been omitted:

     Exhibit 1.3         Articles of Merger
     Exhibit 2           Disclosure Schedules
     Exhibit 5.11        Stock Option Assumption Agreement
     Exhibit 6.2.3       Legal Opinion of Garvey, Schubert & Barer
     Exhibit 6.3.4       Legal Opinion of Summit Law Group
     Exhibit 6.3.13      U.S. Bank Warrant Agreement


     The Registrant undertakes to furnish supplementally to the Commission a copy of any omitted schedules upon Commission request.

                      AGREEMENT AND PLAN OF REORGANIZATION
                                  by and among
                             DATA DIMENSIONS, INC.,
                           DS ACQUISITION CORPORATION,
                       ROBERT ARNOLD, JR., TYE V. MINCKLER
                                       and
                                  ST LABS, INC.
                                  dated as of
                                 July 28, 1998

TABLE OF CONTENTS
ARTICLE 1 - THE MERGER ..............................................................................      1

     SECTION 1.1 THE MERGER .........................................................................      1
     SECTION 1.2 WRITTEN CONSENT OF THE SHAREHOLDERS OF THE COMPANY .................................      2
     SECTION 1.3 EFFECTIVE TIME .....................................................................      2
     SECTION 1.4 EFFECT OF THE MERGER ...............................................................      2
     SECTION 1.5 CERTIFICATE OF INCORPORATION; BYLAWS ...............................................      2
     SECTION 1.6 DIRECTORS AND OFFICERS .............................................................      3
     SECTION 1.7 CONVERSION OF COMMON STOCK .........................................................      3
     SECTION 1.8 SURRENDER OF CERTIFICATES ..........................................................      5
     SECTION 1.9 DISSENTERS' RIGHTS .................................................................      7
     SECTION 1.10 TAX AND ACCOUNTING CONSEQUENCES ...................................................      7
     SECTION 1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION ........................................      7

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PRINCIPAL SHAREHOLDERS ................      7

     SECTION 2.1 ORGANIZATION OF THE COMPANY ........................................................      7
     SECTION 2.2 COMPANY CAPITAL STRUCTURE ..........................................................      8
     SECTION 2.3 SUBSIDIARIES .......................................................................      8
     SECTION 2.4 AUTHORITY ..........................................................................      9
     SECTION 2.5 COMPANY FINANCIAL STATEMENTS .......................................................      9
     SECTION 2.6 NO UNDISCLOSED LIABILITIES .........................................................     10
     SECTION 2.7 NO CHANGES .........................................................................     10
     SECTION 2.8 TAXES ..............................................................................     12
     SECTION 2.9 RESTRICTIONS ON BUSINESS ACTIVITIES; NECESSARY EQUIPMENT...........................      14
     SECTION 2.10 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES ............................     14
     SECTION 2.11 INTELLECTUAL PROPERTY .............................................................     15
     SECTION 2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS .............................................     16
     SECTION 2.13 INTERESTED PARTY TRANSACTIONS .....................................................     17
     SECTION 2.14 COMPLIANCE WITH LAWS ..............................................................     18
     SECTION 2.15 LITIGATION ........................................................................     18
     SECTION 2.16 INSURANCE .........................................................................     18
     SECTION 2.17 MINUTE BOOKS ......................................................................     19
     SECTION 2.18 ENVIRONMENTAL MATTERS .............................................................     19
     SECTION 2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES ..................................     20
     SECTION 2.20 EMPLOYEE MATTERS AND BENEFIT PLANS ................................................     20
     SECTION 2.21 ACCOUNTS RECEIVABLE ...............................................................     23
     SECTION 2.22 CUSTOMERS .........................................................................     23
     SECTION 2.23 IMPROPER PAYMENTS .................................................................     24
     SECTION 2.24 PERMITS ...........................................................................     24
     SECTION 2.25 Y2K COMPLIANT .....................................................................     24
     SECTION 2.26 ACCOUNTING MATTERS ................................................................     24
     SECTION 2.27 RELATED PARTY ACCOUNTS ............................................................     24
     SECTION 2.28 DISCLOSURE ........................................................................     25

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB .................................     25

     SECTION 3.1 ORGANIZATION, STANDING AND POWER ...................................................     25
     SECTION 3.2 AUTHORITY ..........................................................................     25
     SECTION 3.3 CAPITAL STRUCTURE ..................................................................     26
     SECTION 3.4 SEC DOCUMENTS ......................................................................     26
     SECTION 3.5 NO MATERIAL ADVERSE CHANGE .........................................................     27
     SECTION 3.6 LITIGATION .........................................................................     27
     SECTION 3.7 BROKERS' AND FINDERS' FEES .........................................................     27
     SECTION 3.8 DISCLOSURE .........................................................................     27

ARTICLE 4 - CONDUCT PRIOR TO THE EFFECTIVE TIME .................................................     27

     SECTION 4.1 CONDUCT OF BUSINESS OF THE COMPANY .............................................     27
     SECTION 4.2 NO SOLICITATION ................................................................     30
     SECTION 4.3 STRATEGIC AGREEMENTS ...........................................................     30

ARTICLE 5 - ADDITIONAL AGREEMENTS ...............................................................     30

     SECTION 5.1 INVESTMENT INTENT AND REGISTRATION RIGHTS ......................................     30
     SECTION 5.2 ACCESS TO INFORMATION ..........................................................     30
     SECTION 5.3 EXPENSES .......................................................................     31
     SECTION 5.4 PUBLIC DISCLOSURE ..............................................................     31
     SECTION 5.5 CONSENTS .......................................................................     31
     SECTION 5.6 FIRPTA COMPLIANCE ..............................................................     31
     SECTION 5.7 REASONABLE EFFORTS .............................................................     31
     SECTION 5.8 NOTIFICATION OF CERTAIN MATTERS ................................................     32
     SECTION 5.9 POOLING ACCOUNTING .............................................................     32
     SECTION 5.10 DISCLOSURE DOCUMENT ...........................................................     32
     SECTION 5.11 EMPLOYEE STOCK OPTIONS ........................................................     32
     SECTION 5.12 FORM S-8 ......................................................................     33
     SECTION 5.13 LISTING OF ADDITIONAL SHARES ..................................................     33
     SECTION 5.14 INDEMNITY AND ESCROW ..........................................................     34
     SECTION 5.15 ADDITI0NAL DOCUMENTS AND FURTHER ASSURANCES ...................................     34

ARTICLE 6 - CONDITIONS TO THE MERGER ............................................................     34

     SECTION 6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO COMPLETE THE MERGER .................     34
     SECTION 6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND PRINCIPAL SHAREHOLDERS..     34
     SECTION 6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB ..............     35

ARTICLE 7 - TERMINATION, AMENDMENT AND WAIVER ...................................................     38

     SECTION 7.1 TERMINATION ....................................................................     38
     SECTION 7.2 EFFECT OF TERMINATION ..........................................................     39
     SECTION 7.3 AMENDMENT ......................................................................     39
     SECTION 7.4 EXTENSION; WAIVER ..............................................................     40

ARTICLE 8 GENERAL PROVISIONS ....................................................................     40

     SECTION 8.1 NOTICES ........................................................................     40
     SECTION 8.2 INTERPRETATION .................................................................     41
     SECTION 8.3 COUNTERPARTS ...................................................................     41
     SECTION 8.4 ENTIRE AGREEMENT; ASSIGNMENT ...................................................     42
     SECTION 8.5 SEVERABILITY ...................................................................     42
     SECTION 8.6 OTHER REMEDIES .................................................................     42
     SECTION 8.7 GOVERNING LAW ..................................................................     42
     SECTION 8.8 RULES OF CONSTRUCTION ..........................................................     42
     SECTION 8.9 SPECIFIC PERFORMANCE ...........................................................     43
     SECTION 8.10 SURVIVAL ......................................................................     43


DEFINITION

1995 Plan, 4                                      GAAP, 10
1997 Plan, 4                                      Governmental Entity, 10

20th Century, 25                                  Hazardous Material, 20
21st Century, 25                                  Hazardous Material Activities, 20

Affiliate, 21                                     Indemnification and Escrow Agreement, 5
Agreement, 1                                      Indemnification Escrow Shares, 5
Articles of Merger, 2                             Indemnification Representative, 6
                                                  IRS, 22

Certificate(s), 5                                 Liens, 13
ChaseMellon, 5
Closing, 2                                        March Balance Sheet, 10
Closing Date, 2                                   Material Adverse Effect, 8
Code, 7                                           Merger, 1
Company, 1                                        Merger Consideration, 5
Company Common Stock, 1                           Merger Sub, 1
Company Disclosure Schedule, 7                    Multiemployer Plan, 22
Company Employee Plan, 21
Company Financials, 10                            Parent, 1
Company Intellectual Property Rights, 16          Parent Average Closing Price, 3
Company Shareholders, 2                           Parent Common Stock, 1
Company Stock Option Plans, 4                     Parent SEC Reports, 27
Company's Shareholders' Consent, 2                Pension Plan, 22
Conflict, 10                                      Principal Shareholder(s), 1
Contract, 18
                                                  Registration Rights Agreement, 32

Disclosure Document, 34                           Securities Act, 4
Dissenting Company Shares, 7                      Stock Option Assumption Agreement, 35
DOL, 22                                           Surviving Corporation, 1

Effective Date, 1
Effective Time, 2                                 Tax Authority, 13
Employee, 21                                      Tax Return, 13
Employee Agreement, 21                            Tax(es), 12
End-User Licenses, 16                             Taxable, 12
Environmental Permits, 20                         Third Party Expenses, 33
ERISA, 21
Escrow Agent, 5
Exchange Shares, 3                                U.S. Bank Agreement, 39

Fully Diluted Company Shares, 3                   WBCA, 1


                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (the agreement, schedules, and exhibits are hereinafter referred to as this "Agreement") is made and entered into as of July 28, 1998 (the "Effective Date") among Data Dimensions, Inc., a Delaware corporation ("Parent"), DS Acquisition Corporation, a Washington corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), ST Labs, Inc., a Washington corporation (the "Company"), and Robert Arnold, Jr. and Tye
V. Minckler (individually, a "Principal Shareholder," and collectively the "Principal Shareholders").

        WHEREAS, the Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger;

        WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of common stock, no par value, of the Company ("Company Common Stock") will be converted into Common Stock of Parent ("Parent Common Stock");

        WHEREAS, a portion of the shares of Parent Common Stock issuable by Parent in connection with the Merger will be placed in escrow by Parent, the release of which amount will be contingent upon certain events and conditions, all as set forth in Section 1.8.2 hereof; and

        WHEREAS, the Company, Principal Shareholders, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE I - THE MERGER

Section 1.1 The Merger.

           At the Effective Time (as defined in Section 1.3) and subject to and upon the terms and conditions of this Agreement and applicable law, including without limitation, the Washington Business Corporation Act ("WBCA"), Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

Section 1.2 Written Consent of the Shareholders of the Company.

        The Company will take all action necessary or advisable in accordance with applicable law and Articles of Incorporation and Bylaws (i) to solicit the approval of this Agreement, the Merger and all the transactions contemplated hereby, by all holders of the issued and outstanding stock of the Company (the "Company Shareholders"), by means of a unanimous written consent of shareholders (the "Company's Shareholders' Consent"), or (ii) to call, give notice of, convene and hold a special meeting of the shareholders of the Company to be held for the purpose of voting upon this Agreement, the Merger and all the transactions contemplated thereby. The Company shall use its best efforts to obtain such shareholder approval. The Company represents and warrants that its Board of Directors, at a meeting duly called and held, has (x) determined that the Merger is fair to and in the best interests of the Company and the Company Shareholders and (y) resolved to recommend to the Company Shareholders that they approve this Agreement, the Merger and all the transactions contemplated hereby.

Section 1.3 Effective Time.

        Unless this Agreement is earlier terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place following satisfaction or waiver of the conditions set forth in Section 6, at the offices of Garvey, Schubert & Barer in Seattle, Washington on August 6, 1998, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." As soon as practicable following the Closing, the parties hereto will cause the Merger to be consummated by filing Articles of Merger substantially in the form of Exhibit
1.3 with the Secretary of State of the State of Washington (the "Articles of Merger") in accordance with the WBCA (the time of acceptance of such filing being referred to herein as the "Effective Time"). Each certificate which before the Effective Time represented shares of Company Common Stock shall thereafter evidence ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted pursuant to Section 1.7.1 hereof.

Section 1.4 Effect of the Merger.

        At the Effective Time, the effect of the Merger will be as provided by the WBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Certificate of Incorporation; Bylaws.

        Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation and Bylaws of the Merger Sub as in effect immediately prior to the Effective Time will be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter amended.

Section 1.6 Directors and Officers.

        From and after the Effective Time: (a) the director(s) of Merger Sub immediately prior to the Effective Time will be the director(s) of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation; and (b) the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

Section 1.7 Conversion of Common Stock.

        1.7.1 Exchange Ratio.

        Each share of Company Common Stock issued and outstanding immediately before the Effective Time will, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that fraction of a share of Parent Common Stock equal to the quotient (the "Exchange Ratio") obtained by dividing

        (i) the amount obtained by dividing (a) Nine Million Six Hundred Seventy Five Thousand Dollars ($9,675,000) by (b) the Parent Average Closing Price, by

        (ii) the number of Fully Diluted Company Shares at the Effective Time.

For purposes of this Agreement, "Parent Average Closing Price" shall mean the average of the closing prices of Parent Common Stock as reported for consolidated trading on the NASDAQ National Market System, as reported in the Wall Street Journal beginning on and including the Effective Date and ending on and including the date that is two (2) trading days prior to the Closing Date, provided that (i) if such average is less than $14.00, the "Parent Average Closing Price" shall be $14.00, and (ii) if such average is more than $16.00, the "Parent Average Closing Price" shall be $16.00. For purposes of this Agreement, "Fully Diluted Company Shares" shall mean the sum of (i) the number of shares of Company Common Stock outstanding as of the Effective Time plus (ii) the number of shares of Company Common Stock subject to issuance pursuant to stock options outstanding under the Company Stock Option Plans (as defined in Section 1.7.1 below), plus (iii) 58,690 shares of Company Common Stock which will be converted into Exchange Shares in exchange for the warrant held by U.S. Bank in accordance with Exhibit 6.3.13. The shares of Parent Common Stock issued at the Effective Time pursuant to this Section 1.7.1 to holders of Company Common Stock and pursuant to Exhibit 6.3.13 are hereinafter referred to as the "Exchange Shares". As soon as practicable after the Effective Time, the Company Shareholders will surrender all certificates representing Company Common Stock to Parent or a designated exchange agent, together with such duly executed documentation as may be required by Parent or the exchange agent to effect a transfer of such shares.

        1.7.2 Company Stock Option Plans.

        At the Effective Time, the Software Testing Laboratories, Inc. 1995 Stock Option Plan (the "1995 Plan") and the ST Labs, Inc. 1997 Stock Option Plan (the "1997 Plan," and together with the 1995 Plan, the "Company Stock Option Plans") shall be assumed by Parent in accordance with Section 5.11 hereof.

        1.7.3 Capital Stock of Merger Sub.

        Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. The Surviving Corporation will issue a stock certificate evidencing ownership of any such shares of capital stock of the Surviving Corporation upon surrender of the certificates that formerly represented the Common Stock of Merger Sub.

        1.7.4 Adjustments.

        The Exchange Ratio herein will be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

        1.7.5 Fractional Shares.

        No fractional shares of Parent Common Stock will be issued in the Merger. In lieu of any fractional share of Parent Common Stock to which a holder would have otherwise been entitled, Parent shall pay in cash an amount equal to the product of such fractional share multiplied by the Average Parent Closing Price.

        1.7.6 Limitation on Shares Issuable.

        In no event shall the aggregate value of Parent Common Stock which Parent is obligated to issue (i) upon the assumption of the Company Stock Option Plans and (ii) in exchange for outstanding shares of Company Common Stock pursuant to this Agreement exceed Nine Million Six Hundred Seventy Five Thousand Dollars ($9,675,000) calculated on the basis of the Parent Average Closing Price.

        1.7.7 Private Placement.

        The Parent Common Stock to be issued in the Merger is intended to be exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to the private placement exemption provided by
Section 4(2) of the Securities Act and applicable state securities laws. Each Principal Shareholder hereby agrees to take all reasonable actions and execute all documents necessary or advisable to qualify the issuance of the Parent Common Stock pursuant to this Agreement for such exemptions.

Section 1.8 Surrender of Certificates.

        1.8.1 Parent to Provide Common Stock and Cash.

        Promptly after the Effective Time, Parent shall, in accordance with this
Section 1.8, (i) issue certificates representing the aggregate number of Exchange Shares of Parent Common Stock issuable pursuant to Section 1.7.1 in exchange for certificates formerly representing outstanding shares of Company Common Stock, and (ii) tender cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.7.4 (the Exchange Shares and such cash are collectively referred to as the "Merger Consideration").

        1.8.2 Exchange Procedures.

        At the Closing, each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Company Common Stock (individually a "Certificate" and collectively the "Certificates") shall deliver to the Parent such shareholder's Certificates. The holder of such Certificate(s) shall be entitled to receive at the Effective Time in exchange therefor a certificate representing all of the Exchange Shares (excluding those shares being placed in escrow as described below) and all the cash, if any, that such holder is entitled to receive pursuant to Section 1.7 hereof. Of the Exchange Shares otherwise issuable to the Company Shareholders under Section 1.7.1, a number of Exchange Shares equal to 10% of the aggregate thereof (the "Indemnification Escrow Shares") rounded up to the nearest whole share shall be deposited by the Parent with ChaseMellon Shareholder Services, Inc. ("ChaseMellon" or the "Escrow Agent") in accordance with the terms and conditions of the Escrow Agreement substantially in the form of Exhibit 1.8.2 (the "Indemnification and Escrow Agreement"). The number of Indemnification Escrow Shares to be delivered on behalf of each Company Shareholder shall equal the product of (i) the total number of Indemnification Escrow Shares to be delivered to the Escrow Agent and (ii) a fraction, the numerator of which is the number of shares of Parent Common Stock to be received by such Company Shareholders as Merger Consideration and the denominator of which is the total number of Exchange Shares, rounded up to the next whole share. The delivery of the Indemnification Escrow Shares shall be made on behalf of the Company Shareholders in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Parent directly to such holders and subsequently delivered by such holders to the Escrow Agent. The shares so deposited shall be evidenced by a stock certificate in the names of the Company Shareholders and shall be subject to the restrictions on transfer and assignment provided in the Indemnification and Escrow Agreement. The Indemnification Escrow Shares shall not be eligible for registration pursuant to the Registration Rights Agreements (defined in Section 5.1) of even date herewith. Tye V. Minckler has been selected by the Company Shareholders as the initial representative of the Company Shareholders (the "Indemnification Representative") and, in the event of the inability or unwillingness prior to the execution of the Indemnification and Escrow Agreement of Tye V. Minckler to act as Indemnification Representative, a substitute Indemnification Representative will be selected by the holders of a majority of the shares of Parent Common Stock to be issued as Merger Consideration. Such Indemnification Representative is authorized by this Agreement, as a specific term of the Merger provided for herein, to act as Indemnification Representative of the Company Shareholders in accordance with the provisions hereof, with the powers and authority provided for in the Indemnification and Escrow Agreement. The approval of this Agreement by the Company Shareholders shall also constitute their approval of the terms and provisions of the Indemnification and Escrow Agreement, their confirmation of the appointment of ChaseMellon to act as Escrow Agent, and their approval of the terms and provisions therein relating to the Indemnification Representative, including the provisions relating to the appointment of replacements, and their confirmation of the appointment of Tye V. Minckler to act as the initial Indemnification Representative.

        1.8.3 Restricted Stock; Transfer Restrictions; Legends.

        The shares of Parent Common Stock issued in the Merger shall not be transferable in the absence of an effective registration statement under the Securities Act, or an exemption therefrom. In the absence of an effective registration statement under the Securities Act, neither such shares of Parent Common Stock nor any interest therein shall be sold, transferred, assigned or otherwise disposed of, unless Parent shall have previously received an opinion of counsel knowledgeable in federal securities law, in form and substance reasonably satisfactory to Parent and accompanied by such supporting documents as Parent may reasonably request, to the effect that registration under the Securities Act is not required in connection with such disposition. Parent shall be entitled to give stop transfer instructions to its transfer agent with respect to such shares of Parent Common Stock in order to enforce the foregoing restrictions.

        The certificate or certificates representing the shares of Parent Common Stock issued in the Merger shall bear the following legend restricting the transfer thereof, in addition to any other legend required by applicable law:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        1.8.4 No Further Ownership rights in Company Common Stock.

        All Exchange Shares and any cash paid in lieu of fractional Exchange Shares shall be deemed to have been issued or paid, respectively, in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Common Stock certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 1.

Section 1.9   Dissenters' Rights.

        Notwithstanding anything to the contrary contained this Agreement, any holder of Company Common Stock issued and outstanding immediately prior to the Effective Time with respect to which dissenters' rights, if any, are granted by reason of the Merger under the WBCA and who does not vote in favor of the Merger and who otherwise complies with Chapter 23B.13 of the WBCA ("Dissenting Company Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time pursuant to Section 1.7, unless such holder fails to perfect, effectively withdraws or loses his or her right to dissent from the Merger under the WBCA. Such holder shall have only such rights as are granted by Chapter 23B.13 of the WBCA. If a holder of Dissenting Company Shares fails to perfect, withdraws or loses his or her dissenters' rights under the WBCA, then, as of the Effective Time or the occurrence of such event of failure, withdrawal or loss, whichever last occurs, such holder's Dissenting Company Shares shall cease to be Dissenting Company Shares and shall be converted into the right to receive, and shall be exchangeable for, the Merger Consideration into which such Dissenting Company Shares would have been otherwise converted pursuant to Section 1.7 hereof.

Section l.10 Tax and Accounting Consequences.

        It is intended by the parties hereto that the Merger will (i) constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) be accounted for as a pooling of interests business combination for financial reporting purposes.

Section 1.11 Taking of Necessary Action; Further Action.

        If, at any time after the Effective Time, any further action shall be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the Company and Merger Sub shall fully authorize their respective officers and directors, in the name of their respective corporations or otherwise, to take, and will take, all such lawful and necessary action.

            ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                           AND PRINCIPAL SHAREHOLDERS

        The Company and Principal Shareholders hereby represent and warrant, jointly and severally, to Parent and Merger Sub, subject to such exceptions as are disclosed in the disclosure schedule attached as Exhibit 2 to this Agreement (the "Company Disclosure Schedule") and dated as of the date hereof, as follows:

Section 2.1 Organization of the Company.

        The Company is a corporation duly organized and validly existing under the laws of the State of Washington. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations (hereinafter referred to as a "Material Adverse Effect") of the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

Section 2.2 Company Capital Structure.

        The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, no par value, of which 5,714,780 are issued and outstanding as of the date hereof. Section 2.2(i) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of Company Common Stock, including the number of shares of such stock held thereby. There are no other outstanding shares of capital stock or voting securities. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances created by, or resulting from the actions of, the Company, and, except as set forth in Section 2.2(ii) of the Company Disclosure Schedule, are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which Company is a party or by which it is bound. As of the date hereof, the Company has outstanding, unexercised options under the Company Stock Options Plans entitling the holders thereof to purchase an aggregate of 1,772,600 shares of Company Common Stock. A list of all such options is set forth in Section 2.2(i) of the Company Disclosure Schedule. Except for the rights created pursuant to this Agreement, the Company Stock Option Plans, and as set forth in Section 2.2(iii) of the Company Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as disclosed in Section 2.2(iv) of the Company Disclosure Schedule, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock (i) between or among the Company and any of its shareholders or (ii) to the knowledge of the Company and the Principal Shareholders, between or among any of the Company's shareholders. The terms of the Company Stock Option Plans permit the assumption or substitution of options to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Company Shareholders, or otherwise. True and complete copies of all forms of agreements and instruments relating to or issued under the Company Stock Option Plans have been delivered to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Parent.

Section 2.3 Subsidiaries.

        The Company does not have and has never had any subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any equity interest in, or control of, directly or indirectly any other corporation, partnership, association, joint venture or other business entity.

Section 2.4 Authority.

        The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and the Principal Shareholders and constitutes the valid and binding obligation of the Company and the Principal Shareholders, enforceable against each in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles. The execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit (a "Conflict") under (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict under (i) or (ii) above), is required by or with respect to the Company or Principal Shareholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger and any required certificates with the Washington Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) the filing by the Principal Shareholders with the SEC of a Form 3 Initial Statement of Beneficial
Ownership, if required; (iv) the filing by the Principal Shareholders with the SEC of a Schedule 13D, if required, and (v) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on the Company Disclosure Schedule.

Section 2.5 Company Financial Statements.

        The Company has delivered to Parent its audited balance sheet as of December 31, 1997 and the related audited statements of operations, shareholders' equity and cash flows for the year then ended and the Company's unaudited balance sheet as of March 31, 1998 (the "March Balance Sheet") and the related unaudited statements of operations, shareholders' equity and cash flows for the three-month periods ended March 31, 1998 and 1997, together with accompanying notes thereto, (collectively, the "Company Financials"). The Company Financials are correct in all material respects and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein.

Section 2.6  No Undisclosed Liabilities.

        The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be recorded or disclosed in financial statements in accordance with
GAAP), except those (i) that are recorded in the March Balance Sheet, or (ii) that have arisen in the ordinary course of the Company's business since
March 31, 1998.

Section 2.7  No Changes.

        Except as set forth in Schedule 2.7 to the Company Disclosure Schedule, since March 31, 1998, there has not been, occurred or arisen any:

        2.7.1 transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

        2.7.2 amendments or changes to the Articles of Incorporation or Bylaws of the Company;

        2.7.3 capital expenditure or commitment by the Company in any month in excess of $50,000 in the aggregate.

        2.7.4 destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance),

        2.7.5 labor trouble, claim of wrongful discharge or other unlawful labor practice or action of which the Company has received written notice or of which the Company is aware;

        2.7.6 change in accounting principles, methods, estimates or practices by the Company;

        2.7.7 revaluation by the Company of any of its assets;

        2.7.8 declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

        2.7.9 increase, other than in the ordinary course of business, in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

        2.7.10 sale, lease, license or other disposition of any of the assets or properties of the Company, in an amount exceeding $10,000 in any individual case or $20,000 in the aggregate;

        2.7.11 amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

        2.7.12 except for advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, loan by the Company to any person or entity, incurring by the Company of any indebtedness (other than drawings on its bank line of credit in the ordinary course of business), guaranteeing by the Company of any indebtedness (other than trade debt in the ordinary course of business and consistent with past practices), issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

        2.7.13 waiver or release of any right or claim of the Company in an amount in excess of $10,000, including any write-off or other compromise of any account receivable of the Company;

        2.7.14 commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

        2.7.15 notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

        2.7.16 issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

        2.7.17 change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company other than such changes in the ordinary course of business based upon changes in costs or volume which are consistent with past practices;

        2.7.18 event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; or

        2.7.19 agreement by the Company or any officer or employees thereof to do any of the things described in the preceding Section 2.7.1 through Section
2.7.18 other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement.

Section 2.8 Taxes.

        2.8.1 Definitions.

        For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify and any other person. As used herein, "Tax Return" or "Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes.

        2.8.2 Tax Returns and Audits.

            2.8.2.1 The Company as of the Effective Time will have prepared and timely filed (or made timely request for extension) all required Returns relating to any and all Taxes or income concerning or attributable to the Company or its operations. The Returns are accurate and correct and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

            2.8.2.2 The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

            2.8.2.3 Except as set forth in Section 2.8.2.3 of the Company Disclosure Schedule, the Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            2.8.2.4 No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

            2.8.2.5 The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the March Balance Sheet, whether asserted or unasserted, contingent or otherwise.

            2.8.2.6 The Company has provided to Parent copies of all federal and state income Tax Returns since inception.

            2.8.2.7 There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

            2.8.2.8 None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

            2.8.2.9 As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

            2.8.2.10 The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341
(f)(4) of the Code) owned by the Company.

            2.8.2.11 The Company is not a party to a Tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

            2.8.2.12 The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

            2.8.2.13 The Company has never been a party to a distribution to which Section 355(e) of the Code applies.

            2.8.2.14 The Company is not a party to or bound by any closing agreement or offer in compromise with any Tax Authority.

            2.8.2.15 The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of combined, consolidated or unitary group for state, local or foreign Tax purposes.

            2.8.2.16 The Company has not made a consent dividend election under
Section 565 of the Code.

            2.8.2.17 The Company has not been a personal holding company under
Section 542 of the Code.

            2.8.2.18 Except as set forth in Section 2.8.2.18 of the Company Disclosure Schedule, the Company has neither agreed to make, nor is it required to make, any adjustment under Sections 481(a) or 263A of the Code or any comparable provision of state or foreign tax laws by reason of a change in accounting method or otherwise. The Company has not taken action which is not in accordance with past practice that could defer a liability for Taxes of the Company from any taxable period ending on or before the date hereof to any taxable period ending after such date.

            2.8.2.19 The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and the Company has not engaged in a trade or business within, or derived any income from, any foreign country.

            2.8.2.20 The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

            2.8.2.21 None of the income recognized, for federal, state, local or foreign income tax purposes, by the Company during the period commencing on the date hereof and ending on the Effective Time will be derived other than in the ordinary course of business.

            2.8.2.22 No claim has been made by any Tax Authority in any jurisdiction where the Company does not file Returns that the Company is or may be subject to Tax by that jurisdiction.

Section 2.9 Restrictions on Business Activities; Necessary Equipment.

        There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its services or products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The Company has all property and equipment necessary to operate its business as now conducted, and no material expenditures beyond those set forth in the Company's capital budget (as delivered to Parent) arc required for the operation of the Company's business as now conducted.

Section 2.10 Title to properties; Absence of Liens and Encumbrances.

        2.10.1 The Company Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or of which the Company has knowledge by any other party thereto. No lease or other obligation of the Company contains any obligation to purchase any real property. The Company does not own any real property.

        2.10.2 The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8.2.7), except as reflected in the Company Financials or the Company Disclosure Schedule and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any , which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

Section 2.11 Intellectual Property.

        2.11.1 Except as set forth in Section 2.11 of the Company Disclosure Schedule, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted (the "Company Intellectual Property Rights ").

        2.11.2 Section 2.11.2 of the Company Disclosure Schedule sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 2.11.2 of the Company Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized by the Company to use any Company Intellectual Property Right, excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses ") or trade secrets of the Company, and includes the identity of all parties thereto. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. The Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

        2.11.3 No claims with respect to the Company Intellectual Property Rights have been asserted against the Company or are, to the Company's knowledge, threatened by any person, nor is the Company aware of any bona fide claims or any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products or services of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The business of the Company as currently conducted or as proposed to be conducted by the Company has not and does not infringe on any proprietary right of any third party. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee, consultant, or former employee or consultant of the Company. No Company Intellectual Property Right or product or service of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee of and consultant to the Company has executed a proprietary information and confidentiality agreement substantially in the form included as an exhibit to Section 2.11.3 of the Company Disclosure Schedule.

Section 2.12 Agreements, Contracts and Commitments.

        2.12.1 Except as set forth in Section 2.12 of the Company Disclosure Schedule, the Company does not have, is not a party to, nor is it bound by:

            2.12.1.1 Any collective bargaining agreements,

            2.12.1.2 Any agreements or arrangements that contain any severance pay, or any agreements or arrangements that contain any post-employment liabilities or obligations,

            2.12.1.3 Any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

            2.12.1.4 Any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company,

            2.12.1.5 Any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

            2.12.1.6 Any fidelity or surety bond or completion bond,

            2.12.1.7 Any lease of personal property providing for aggregate future payments in an amount in excess of $10,000,

            2.12.1.8 Any agreement of indemnification or guaranty,

            2.12.1.9 Any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

            2.12.1.10 Any agreement relating to capital expenditures and involving future payments in an amount in excess of $ 10,000,

            2.12.1.11 Any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

            2.12.1.12 Any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in Section
2.12.1.8 hereof,

            2.12.1.13 Any purchase order or contract for the purchase of raw materials in an amount in excess of $10,000,

            2.12.1.14 Any construction contracts,

            2.12.1.15 Any distribution, joint marketing or development agreement,

            2.12.1.16 Any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

            2.12.1.17 Any other agreement with aggregate future payments in an amount in excess of $10,000 and which is not cancelable without penalty within thirty (30) days.

        2.12.2 Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in the Company Disclosure Schedule, the Company has not breached, in any material respect, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment set forth on Section 2.11.2 or Section 2.12.1 of the Company Disclosure Schedule (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

Section 2.13 Interested Party Transactions.

        To the Company's knowledge, except as set forth in Section 2.13 of the Company Disclosure Schedule, no officer, director or affiliate (as defined under Regulation C under the Securities Act) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Section 2.11.2 or Section 2.12.1 of the Company Disclosure Schedule; provided, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent
(10%) of the outstanding equity of any other entity will not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

Section 2.14 Compliance with Laws.

        The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

Section 2.15 Litigation.

        Except as set forth in Section 2.15 of the Company Disclosure Schedule, there is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. To the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors in their capacities as agents of the Company by or before any governmental entity. To the Company's knowledge, no Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

Section 2.16 Insurance.

        With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no material claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 2.17 Minute Books.

        The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

Section 2.18 Environmental Matters.

        2.18.1 Hazardous Material.

        The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, ureaformaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials have been released, in amounts which could be reasonably expected to involve the Company in any environmental litigation or impose upon Company any material environmental liability, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, groundwater and surface water thereof, that the Company has at any time owned, operated, occupied or leased. To the knowledge of the Company, no asbestos or asbestos containing materials are present in or on any facility leased or owned by the Company.

        2.18.2 Hazardous Material Activities.

        The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Material Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        2.18.3 Permits.

        The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits"), if any, necessary for the conduct of the Company's Hazardous Material Activities.

        2.18.4 Environmental Liabilities.

        No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Material Activity of the Company. The Company has no knowledge of any fact or circumstance that could be reasonably expected to involve the

Company in any environmental litigation or impose upon the Company any environmental liability.

Section 2.19 Brokers' and Finders' Fees; Third Party Expenses.

        The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section 2.19 of the Company Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

Section 2.20 Employee Matters and Benefit Plans.

        2.20.1 Definitions.

        With the exception of the definition of "Affiliate" set forth below (such definition will only apply to this Section 2.20), for purposes of this Agreement, the following terms will have the meanings set forth below:

        "Affiliate" will mean any other person or entity under common control with the Company within the meaning of Section 414(b)(c), (m) or (o) of the Code and the regulations thereunder;

        "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended;

        "Company Employee Plan" will refer to any plan, program, policy, practice, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded (including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

        "Employee" will mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

        "Employee Agreement" will refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant, whether formal or informal, written or oral;

        "IRS" will mean the Internal Revenue Service;

        "Multiemployer Plan" will mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

        "Pension Plan" will refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

        2.20.2 Schedule.

        The Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement under each such Company Employee Plan or Employee Agreement and sets forth the estimated 401(k) contribution by Company for the year ending December 31, 1998 as well as any liabilities which, with reasonable due diligence, are not discernible solely from the Company Employee Plan and Employee Agreements. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement except as contemplated by this Agreement.

        2.20.3 Documents.

        The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) any registration statement and prospectus prepared in connection with each Company Employee Plan.

        2.20.4 Employee Plan Compliance.

        The Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan, and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

         2.20.5 Pension Plans.

         The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

         2.20.6 Multiemployer Plans.

         At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

         2.20.7 No Post-Employment Obligations.

         No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employees would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

         2.20.8 Effect of Transaction.

             2.20.8.1 Except as set forth in Section 2.20.8.1 of the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

             2.20.8.2 No payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of Section 28OG(b)(1) of the Code.

         2.20.9 Employment Matters.

         The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund or to any government or administrative authority, with respect to unemployment compensation benefits, social security or similar benefits or obligations (other than routine payments to be made in the normal course of business and consistent with past practice).

         2.20.10 Labor.

         No work stoppage or labor strike against the Company is pending or, to knowledge of the Company, threatened. The Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

Section 2.21 Accounts Receivable.

         The accounts receivable of the Company reflected in the Company Financials or existing at the Effective Time, including, without limitation, notes receivable, trade accounts receivable, and employee receivables, arise from valid transactions in the ordinary course of business, are not subject to adjustment or discount, and are collectible at the aggregate recorded amounts thereof. The recorded allowance for doubtful accounts is adequate and calculated consistent with past practice.

Section 2.22 Customers.

         To the Company's knowledge, the acquisition hereunder will not adversely affect the Company's business relationship with any of its customers. Copies of all correspondence or other documents relating to complaints received by the Company since inception, from any of its customers, whether or not resolved, and any other pending customer complaints have heretofore been furnished to Parent. The Company has no obligation to accept any returns from or make any allowance to any customers by reason of alleged defective services or products.

Section 2.23 Improper Payments.

         The Company has not made, offered or agreed to offer anything of value to any foreign government official, political party or candidate for government office nor has it otherwise taken any action which would cause the Company to be in violation of Sections 103b or 104 of the Foreign Corrupt Practices Act of 1977, as amended. The Company has adequate financial controls to prevent improper or unlawful payments, gifts or expenditures relative to political activity to foreign or domestic government officials or others.

Section 2.24 Permits.

         The Company currently holds all permits, licenses, clearances and consents necessary for the conduct of the Company's businesses as such activities and businesses are currently being conducted.

Section 2.25 Y2K Compliant.

         All Company Intellectual Property Rights in the form of computer software that are owned, developed or utilized by the Company in the operation of its business or licensed by the Company to others as part of the Company's business have been tested and are fully capable of providing accurate results using data having data ranges spanning the twentieth ("20th") and twenty-first ("21st") centuries. Without limiting the generality of the foregoing, all software licensed from and/or developed by the Company shall (a) manage and manipulate data involving all dates from the 20th and 21st centuries without functional or data abnormality related to such dates; (b) manage and manipulate data involving all dates from the 20th or 21st centuries without inaccurate results related to such dates; (c) have user interfaces and data fields formatted to distinguish between dates from the 20th and 21st centuries; and (d) represent all data related to include indications of the millennium, century, and decade as well as the actual year.

Section 2.26 Accounting Matters.

         Neither the Company nor, to the knowledge of the Company and the Principal Shareholders, any of its affiliates or stockholders has taken or agreed to take any action that could prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests." The Company has not failed to bring to the attention of Parent any actions, or agreements or understandings, whether written or oral, of the Company or, to its knowledge, any of the Company's shareholders, that could prevent Parent from accounting for the Merger as a "pooling-of-interests."

Section 2.27 Related Party Accounts.

         Section 2.27 of the Company Disclosure Schedule accurately sets forth all accounts receivable and accounts payable of the Company as of June 30, 1998 arising from transactions

(exclusive of salaries, bonuses and reimbursement of business expenses incurred since March 31, 1998) with employees, officers, directors, shareholders or affiliates of the Company.

Section 2.28 Disclosure.

         None of the representations or warranties made by the Company and Principal Shareholders (as modified by the Company Disclosure Schedule), nor any statement made in any Exhibit, Schedule or certificate furnished by the Company or Principal Shareholders pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                         ARTICLE 3 - REPRESENTATIONS AND
                       WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company and Principal Shareholders, as follows:

Section 3.1 Organization, Standing and Power.

         Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted. Parent has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents of Parent, each as amended to date, to counsel for the Company.

Section 3.2 Authority.

         Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub, or (ii) any agreement filed as a "Material Agreement" with the SEC. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or third party (so as not to trigger a Conflict), is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for the filing of the Articles of Merger and any required certificates with the Washington Secretary of State, (ii) the filing of one or more of Forms S-3, S-8 or 8-K with the Securities and Exchange Commission ("SEC"), (iii) any filings as may be required under applicable state securities laws and the laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations set forth in Section 3.2 of the Parent Disclosure Schedule.

Section 3.3 Capital Structure.

         3.3.1 The authorized capital stock of Parent consists of 20,000,000 shares of Common Stock, of which 12,876,301 shares were issued and outstanding as of June 30, 1998. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, 100 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

         3.3.2 The shares of Parent Common Stock to be issued pursuant to the Merger have been duly authorized, and reserved for issuance and when issued in accordance with this Agreement will be validly issued, fully paid, non-assessable and free of preemptive rights.

Section 3.4 SEC Documents.

         Parent has timely filed all forms, reports and documents required to be filed with the SEC since December 31, 1995 and has made available to the Company and Principal Shareholders, in the form filed with the SEC, (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1998, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since December 31, 1997, (iv) all other reports or registration statements filed by Parent with the SEC since December 31, 1997, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC. All such required forms, reports and documents (including those enumerated in clauses (i) through (v) of the preceding sentence) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of Parent and its consolidated subsidiaries included in such reports are correct in all material respects, were prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

Section 3.5 No Material Adverse Change.

         Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent; (c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent; or (d) any material change in its outstanding capital stock or the issuance of any material options (other than options granted pursuant to Board approved plans in effect as of such date), warrants, calls or other rights to purchase any shares of the capital stock of Parent.

Section 3.6 Litigation.

         There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. There is no action, suit or proceeding of any nature pending, or, to Parent's knowledge, threatened against the Parent or any subsidiary of Parent, any of their properties or any of their officers or directors, in their respective capacities as such, which if adversely determined would have a Material Adverse Effect on Parent.

Section 3.7 Brokers' and Finders' Fees.

         Parent has not incurred, nor will it incur, directly or indirectly, liability for brokerage or finder's fees or commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 3.8 Disclosure.

         None of the representations or warranties made by the Parent and Merger Sub (as modified by the Parent Disclosure Schedule), nor any statement made in any Exhibit, Schedule or certificate furnished by Parent or Merger Sub pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                ARTICLE 4 - CONDUCT PRIOR TO THE EFFECTIVE TIME

Section 4.1 Conduct of Business of the Company.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent may otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company will promptly notify Parent of any materially negative event related to the Company or its business. Except as expressly contemplated by this Agreement, neither the Company, nor the Principal Shareholders (as applicable to the Company Common Stock) will, without the prior written consent of Parent:

         4.1.1 Enter into any commitment or transaction not in the ordinary course of business.

         4.1.2 Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

         4.1.3 Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any services or products of the Company;

         4.1.4 Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Disclosure Schedule;

         4.1.5 Commence any litigation;

         4.1.6 Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

         4.1.7 Issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, or modify any of the terms of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

         4.1.8 Cause or permit any amendments to its Articles of Incorporation or Bylaws;

         4.1.9 Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $10,000 in the case of a single transaction or in excess of $20,000 in the aggregate;

         4.1.10 Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

         4.1.11 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

         4.1.12 Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

         4.1.13 Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice (provided that the price per share of any equity participation in the Company will be agreed in advance by Parent);

         4.1.14 Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         4.1.15 Pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $20,000 in the aggregate, any claim, liability or obligation absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course or business of liabilities reflected or reserved against in the Company Financials or that arose in the ordinary course of business subsequent to March 31, 1998 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

         4.1.16 Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

         4.1.17 Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or

         4.1.18 Take, or agree in writing or otherwise to take, any of the actions described in Section 4.1.1 through Section 4.1.17 above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

Section 4.2 No Solicitation.

         Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 7.1 hereof, the Company and Principal Shareholders will not (nor will the Company permit, directly or indirectly, any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (b) provide information to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the Company's capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the Company's capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of the Company's capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company or any Principal Shareholder receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company and Principal Shareholders will promptly notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

Section 4.3 Strategic Agreements.

         The Company agrees that it will not enter into any strategic alliance, joint development or joint marketing agreement during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless it has first secured the written consent of Parent.

                        ARTICLE 5 - ADDITIONAL AGREEMENTS

Section 5.1 Investment Intent and Registration Rights.

         The Company and the Principal Shareholders shall use their best efforts to cause each Company Shareholder to execute a Stock Restriction and Registration Rights Agreement in substantially the form attached as Exhibit 5.1 (the "Registration Rights Agreement").

Section 5.2 Access to Information.

         Subject to any applicable contractual confidentiality obligations (which the Company will use its reasonable best efforts to cause to be waived) the Company will afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

Section 5.3 Expenses.

         Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial, advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, will be the obligation of the respective party incurring such fees and expenses; provided, however, that if the Closing does not occur, Parent shall reimburse the Company for the Company's reasonable costs in excess of $25,000 associated with preparing financial statements (other than the audited 1997 financial statements) necessary for filing by Parent of a Form 8-K with the SEC.

Section 5.4 Public Disclosure.

         Unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement will be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval will not be unreasonably withheld or delayed.

Section 5.5 Consents.

         The Company will use its reasonable efforts to obtain the consents, waivers and approvals as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Disclosure Schedule).

Section 5.6 FIRPTA Compliance.

         On the Closing Date, the Company will deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

Section 5.7 Reasonable Efforts.

         Subject to the terms and conditions provided in this Agreement, each of the parties hereto will use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be taken, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent will not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

Section 5.8 Notification of Certain Matters.

         The Company and Principal Shareholders will give prompt notice to Parent, and Parent will give prompt notice to the Company and Principal Shareholders, of (i) the occurrence or nonoccurrence of which is likely to cause any representation or warranty of the Company or Principal Shareholders or Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Disclosure Schedule) and
(ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 and any due diligence investigation made on behalf of the other party hereto will not limit or otherwise affect any remedies available to the party.

Section 5.9 Pooling Accounting.

         Parent and the Company will each use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. The Company and Principal Shareholders will not take any action that could adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Neither the Company nor the Principal Shareholders will take any action, including, without limitation, the acceleration of vesting or other modification of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which could (i) interfere with Parent's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

Section 5.10 Disclosure Document.

         Parent and the Company shall jointly prepare and deliver to the Company's Shareholders a disclosure document satisfying the requirements of Rule 506 under the Securities Act for an offering to accredited and non-accredited investors (the "Disclosure Document").

Section 5.11 Employee Stock Options.

         5.11.1 At the Effective Time, the Company Stock Option Plans and each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plans, whether vested or unvested, will be assumed by Parent. Paragraph 2.2(i) of the Company

Disclosure Schedule sets forth a true and complete list as of the date hereof of all holders of outstanding options under the Company Stock Option Plans, including the number of shares of Company capital stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such option. On the Closing Date, the Company shall deliver to Parent an updated Paragraph 2.2(i) of the Company Disclosure Schedule current as of such date.

         5.11.2 Each such option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Option Plans, immediately prior to the Effective Time, except that (i) each such option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Parent Common Stock; (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent; and (iii) shares of Parent Common Stock issued upon exercise of such assumed options may not be sold until such time as Parent notifies the holder of such options that the requirements of Accounting Series Release Numbers 130 and 135, as amended, have been met.

         5.11.3 Consistent with the terms of the Company Stock Option Plans and the documents governing the outstanding options under those Plans, the Merger will not terminate any of the outstanding options under such Plans. The Company and the Principal Shareholders shall use their best efforts to cause each person who immediately prior to the Effective Time is a holder of an outstanding option under the Company Stock Option Plans to execute a Stock Option Assumption Agreement in substantially the form attached as Exhibit 5.11 (the "Stock Option Assumption Agreement").

Section 5.12 Form S-8.

         Parent agrees to file, within thirty (30) days after the Closing Date, a registration statement on Form S-8 covering the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Option Plans assumed by Parent. The Company shall cooperate with and assist Parent in the preparation of such registration statement.

Section 5.13 Listing of Additional Shares.

         Parent shall file with the NASDAQ National Market System a Notification Form for Listing of Additional Shares with respect to the Exchange Shares.

Section 5.14 Indemnity and Escrow.

         Parent, Merger Sub, the Company, the Principal Shareholders (with the consent of their spouses), ChaseMellon and Tye V. Minckler, as Indemnification Representative, shall execute an Indemnification and Escrow Agreement substantially in the form attached as Exhibit 1.8.2.

Section 5.15 Additional Documents and Further Assurances.

         Each party hereto, at the request of any other party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                      ARTICLE 6 - CONDITIONS TO THE MERGER

Section 6.1 Conditions to Obligations of Each Party to Complete the Merger.

         The respective obligations of each party to this Agreement to complete the Merger will be subject to the satisfaction at or prior to the Closing of the following conditions:

         6.1.1 Company Shareholder Approval.

         This Agreement and the Merger shall have been approved and adopted by the Company Shareholders in accordance with the WBCA and Section 1.2 hereof.

         6.1.2 No Injunctions or Restraints; Illegality.

         No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect.

         6.1.3 Indemnification and Escrow Agreement.

         The Company, the Principal Shareholders, Merger Sub, Parent and the Indemnification Representative shall have executed and delivered the Indemnification and Escrow Agreement.

Section 6.2 Additional Conditions to Obligations of the Company and Principal
            Shareholders.

         The obligations of the Company and Principal Shareholders to consummate the Merger and the transactions contemplated by this Agreement will be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and Principal Shareholders:

         6.2.1 Representations and Warranties.

         The representations and warranties of Parent and Merger Sub contained in this Agreement will be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (including the Parent Disclosure Schedule) and except for those representations and warranties which address matters only as of a particular date (which will remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Parent; and Company will have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of the Parent.

         6.2.2 Agreements and Covenants.

         Parent and Merger Sub will have performed or complied (which performance or compliance will be subject to Parent's or Merger Sub's ability to cure as provided in Section 8.15 below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company will have received a certificate to such effect signed by a duly authorized officer of Parent.

         6.2.3 Legal Opinion.

         The Company will have received a legal opinion from Garvey, Schubert & Barer, counsel to Parent, in substantially the form attached hereto as Exhibit 6.2.3.

         6.2.4 Third Party Consents.

         The Company will have been furnished with evidence satisfactory to it that Parent and Merger Sub have obtained all consents, approvals and waivers required for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

         6.2.5 Registration Rights Agreement.

         Parent shall have executed and delivered to each of the Company Shareholders who is to receive Exchange Shares a Registration Rights Agreement in substantially the form of Exhibit 5.1.

Section 6.3 Additional Conditions to the Obligations of Parent and Merger Sub.

         The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement will be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent.

         6.3.1 Representations and Warranties.

         The representations and warranties of the Company and Principal Shareholders contained in this Agreement will be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (including the Company Disclosure Schedule) and except for those representations and warranties which address matters only as of a particular date (which will remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub will have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company.

         6.3.2 Agreements and Covenants.

         The Company will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub will have received a certificate to such effect signed by a duly authorized officer of the Company.

         6.3.3 Consents.

         Parent will have been furnished with evidence satisfactory to it that the Company has obtained all the consents, approvals and waivers required for the consummation by the Company of the transactions contemplated by this Agreement.

         6.3.4 Legal Opinion.

         Parent will have received a legal opinion from Summit Law Group, PLLC, counsel to the Company, in substantially the form attached hereto as Exhibit 6.3.4.

         6.3.5 Material Adverse Change.

         There will not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of the Company since March 31, 1998.

         6.3.6 Employment and Noncompetition Agreement.

         Robert Arnold, Jr. shall have executed and delivered to Parent an Employment and Noncompetition Agreement in form and substance satisfactory to Parent and such agreement shall be in full force and effect.

         6.3.7 Employment Agreement.

         Tye V. Minckler shall have executed and delivered to the Company and Parent an Employment Agreement in form and substance satisfactory to Parent and such agreement shall be in full force and effect.

         6.3.8 Diligence Inquiry.

         Parent and Merger Sub shall have completed to their satisfaction their due diligence review of the Company's business and operations.

         6.3.9 Registration Rights Agreement.

         Parent shall have received an executed Registration Rights Agreement in the form of Exhibit 5.1 attached hereto from each Company Shareholder who is to receive Exchange Shares.

         6.3.10 Compliance with Regulation D.

         Parent shall be satisfied, in its sole discretion, that the approval of the Merger, this Agreement and all associated transactions by the Company Shareholders and the issuance of Parent Common Stock hereunder shall have been conducted in compliance with Regulation D adopted pursuant to the Securities Act.

         6.3.11 FIRPTA Certificate.

         The Company shall have delivered to Parent a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Parent.

         6.3.12 Shareholders Approval.

         This Agreement shall have been approved and adopted by the requisite vote or consent of the Company Shareholders in accordance with Section 1.2 hereof.

         6.3.13 U.S. Bank Loan.

         Parent and U.S. Bank of Washington, N.A. shall have executed an agreement ("U.S. Bank Agreement ") substantially in the form of Exhibit 6.3.13 and such agreement shall be in full force and effect.

         6.3.14 Dissenters.

         The holders of not more than five percent (5%) of the outstanding shares of ST Labs Common Stock shall have exercised rights of dissent.

         6.3.15 Pooling Opinion of Accountants.

         Parent shall have received a letter from PricewaterhouseCoopers LLP affirming concurrence with Parent management's conclusion that pooling of interests accounting is appropriate for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement, and such letter shall not have been withdrawn or modified.

         6.3.16 Stock Option Assumption Agreement.

         Parent shall have received an executed Stock Option Assumption Agreement in the form of Exhibit 5.11 attached hereto from each person who immediately prior to the Effective Time is a holder of an outstanding option under the Company Stock Option Plans.

         6.3.17 Warrants.

         Notice of exercise, effective upon Closing, shall have been given by the holders of the warrants listed in Section 2.2(iii) of the Company Disclosure Schedule.

         6.3.18 Settlement Agreement.

         The Company, Parent and the general partners of Latitude Venture Partners shall have entered into a settlement agreement in form and substance satisfactory to Parent.

         6.3.19 Resignations.

         The officers and directors of the Company shall have submitted their resignations effective on the Closing Date.

                  ARTICLE 7 - TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination.

         This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

         7.1.1 By written mutual consent of the Company and Parent;

         7.1.2 By Parent or the Company if: (i) the Effective Time has not occurred by August 31, 1998, or such later date as the Parties may agree upon (provided that the right to terminate this Agreement under this clause 7.1.2 (i) will not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date);
(ii) a federal or state court shall have issued a final, nonappealable order preventing consummation of the Merger; or (iii) any Governmental Entity shall have enacted, promulgated or issued or deemed applicable to the Merger any statute, rule, regulation or order that would make consummation of the Merger illegal.

         7.1.3 By Parent if there will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

         7.1.4 By Parent if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Principal Shareholders and as a result of such breach the conditions set forth in Section 6.3.1 or Section 6.3.2, as the case may be, would not then be satisfied; and

         7.1.5 By the Company if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in
Section 6.2.1 or Section 6.2.2, as the case may be, would not then be satisfied.

         Where action is taken to terminate this Agreement pursuant to this
Section 7.1, it will be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

Section 7.2 Effect of Termination.

         Each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate except the obligations in Section 5.3 will survive; provided, however, if this Agreement is terminated by a party because of breach of this Agreement by the other party or because one or more conditions to the terminating party's obligations under this Agreement are not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

Section 7.3 Amendment.

         This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the Company Shareholders but after any such approval, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of the parties hereto.

Section 7.4 Extension; Waiver.

         At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party and shall not prejudice or otherwise influence whatsoever any other agreements or conditions and/or require or imply additional future waivers or extensions on similar or different matters.

                         ARTICLE 8 - GENERAL PROVISIONS

Section 8.1 Notices.

         All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Parent or Merger Sub, to:

                  Data Dimensions, Inc.
                  One Bellevue Center, Suite 2100
                  411 - 108th Avenue NE
                  Bellevue, Washington 98004
                  Attention:  Legal Department
                  Telephone:  425-688-1000
                  Facsimile:  425-688-1099

With a copy to:

                  Garvey, Schubert & Barer
                  1191 Second Avenue, #1800
                  Seattle, Washington 98101-2939
                  Attention:  Bruce A. Robertson
                  Telephone:  206-464-3939
                  Facsimile:  206-464-0125

If to the Company, to:

                  ST Labs, Inc.
                  Sterling Plaza, 3rd Floor
                  3535 - 128th Avenue S.E.
                  Bellevue, Washington 98006
                  Attention:  Tye V. Minckler
                  Telephone:  425-974-0174
                  Facsimile:  425-974-0150

With a copy to:

                  Summit Law Group, PLLC
                  1501 Westlake Avenue North, Suite 300
                  Seattle, Washington 98109
                  Attention:  Karen A. Andersen
                  Telephone:  206-281-9881
                  Facsimile:  206-281-9882

If to the Principal Shareholders, to each of:

                  Robert Arnold, Jr.
                  1912 Shelton Court N.E.
                  Renton, WA 98056
                  Telephone:  425-204-7760
                  Facsimile:  425-204-7759

and

                  Tye V. Minckler
                  10209 N.E. 29th Place
                  Bellevue, WA 98004
                  Telephone:  425-889-2130

Section 8.2 Interpretation.

         The words "include," "includes" and "including" when used herein will be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein will be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.3 Counterparts.

         This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 8.4 Entire Agreement; Assignment.

         This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements understandings and representations, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) will not be assigned by operation of law or otherwise except with the prior written consent of all parties hereto.

Section 8.5 Severability.

         In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.6 Other Remedies.

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 8.7 Governing Law.

         Except as otherwise provided herein, this Agreement will be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.8 Rules of Construction.

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 8.9 Specific Performance.

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10 Survival.

         All representations, warranties and agreements contained in this Agreement or in any agreement or certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty; provided, however, that remedies set forth in the Escrow Agreement shall be the exclusive remedies for any breaches of or defaults under the representations, warranties and agreements contained in this Agreement.



                    [Remainder of Page Intentionally Omitted)

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, and the Principal Shareholders have caused this Agreement to be signed as of the date first written above.



PARENT:                                      COMPANY:

DATA DIMENSIONS, INC.                        ST LABS, INC.

By:_______________________________           By:________________________________
Name:_____________________________           Name:______________________________
Title:____________________________           Title:_____________________________



PRINCIPAL SHAREHOLDERS:                      MERGER SUB:


__________________________________           DS ACQUISITION CORPORATION
Robert Arnold, Jr.


__________________________________           By_________________________________
Tye V. Minckler
                                             Its________________________________